UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                   FORM 8-K
                                CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D)
                    OF THE SECURITIES EXCHANGE ACT OF 1934


               DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
                                JANUARY 3, 2000


                          F & M NATIONAL CORPORATION
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


                                   VIRGINIA
                (STATE OR OTHER JURISDICTION OF INCORPORATION)

                                   000-05929
                           (COMMISSION FILE NUMBER)

                                  54-0857462
                             (IRS EMPLOYER NUMBER)

                  9 COURT SQUARE, WINCHESTER, VIRGINIA  22601
          (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES INCLUDING ZIP CODE)

              REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:
                                 540-665-4200


                                   NO CHANGE
         (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)



                                   FORM 8-K
                          F & M National Corporation
                             Winchester, Virginia


ITEM 5. OTHER EVENTS.

W. M. Feltner, Chairman of the Board of F&M National Corporation, Winchester, Virginia and Don E. Stone, Jr., Vice Chairman and Chief Executive Officer of The State Bank of the Alleghenies, Covington, Virginia, jointly announced today the completion of the acquisition of State Bank by F&M.

The plan for the acquisition provides for an exchange rate of
0.646 shares of F&M common stock for each outstanding share of State Bank common stock.

Under the plan, State Bank will become the tenth independent banking affiliate of F&M. Organized in 1976, State Bank is headquartered in Covington, Virginia, with offices in Clifton Forge and Hot Springs. As of November 30, 1999, State Bank had assets of approximately $156 million and has the largest market share of deposits in its trade area. State Bank's name will change to F&M Bank-Highlands as of the effective date of the acquisition.

F&M National Corporation, with assets currently in excess of $3.10 billion, is a multi-bank holding company headquartered in Winchester, Virginia. F&M now operates ten banking affiliates,


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         None


Pursuant to the filing requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

F & M NATIONAL CORPORATION


/s/
By: Alfred B. Whitt, President, Vice Chairman and CFO


DATE:  January 3, 2000